Exhibit 17(c)

RIVERPARK/GARGOYLE HEDGED VALUE FUND

PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [            ], 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of RiverPark/Gargoyle Hedged Value Fund (the “RiverPark Fund”) hereby constitutes and appoints Morty Schaja and Paul Genova, or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of beneficial interest of the RiverPark Fund standing in his or her name on the books of the RiverPark Fund at the Special Meeting of Shareholders of the RiverPark Fund to be held at [ADDRESS], on [            ], 2015 at [            ] a.m., Eastern Time, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof.

The undersigned hereby revokes any proxy previously given and instructs the said proxies to vote in accordance with the instructions with respect to (1) to approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the RiverPark Fund to, and the assumption of all liabilities of the RiverPark Fund by, TCW/Gargoyle Hedged Value Fund (the “TCW Fund”), a newly-created series of TCW Alternative Funds, in exchange for shares of the TCW Fund, which would be distributed by the RiverPark Fund to the holders of its shares pro rata, based on the net asset values of the holders’ respective RiverPark Fund shares, in complete liquidation of the RiverPark Fund; and (2) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no such direction is made, the said proxies will vote FOR Proposal 1, and in their discretion with respect to such other matters as may properly come before the Special Meeting of Shareholders, in the interest of the RiverPark Fund.

(Continued and to be dated and signed on reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

RIVERPARK/GARGOYLE HEDGED VALUE FUND

[            ], 2015

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE APPROVAL OF THE PROPOSED MERGER OF THE RIVERPARK FUND WITH AND INTO THE TCW/GARGOYLE HEDGED VALUE FUND) AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the RiverPark Fund to, and the assumption of all liabilities of the RiverPark Fund by, TCW/Gargoyle Hedged Value Fund (the “TCW Fund”), a newly-created series of TCW Alternative Funds, in exchange for shares of the TCW Fund, which would be distributed by the RiverPark Fund to the holders of its shares pro rata, based on the net asset values of the holders’ respective RiverPark Fund shares, in complete liquidation of the RiverPark Fund.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

2.	To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

Your proxy is important to assure a quorum at the Special Meeting of Shareholders, whether or not you plan to attend the meeting in person. You may revoke this proxy at anytime, and the giving of it will not affect your right to attend the Special Meeting of Shareholders and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF SHAREHOLDER	DATE

SIGNATURE OF SHAREHOLDER	DATE

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.